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                                                                   Exhibit 10.16

                              DIGITAL IMPACT, INC.

                            1999 DIRECTOR EQUITY PLAN

                             STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the 1999 Director Equity Plan (the "PLAN") shall have the same defined meanings in this stock option agreement (this "OPTION AGREEMENT").

I. NOTICE OF STOCK OPTION GRANT

      You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant
Exercise Price per Share
Total Number of Shares Granted
Total Exercise Price
Type of Option:
Term/Expiration Date:

Vesting:

      This Option (as defined below) shall become exercisable as to 25% percent of the shares subject to this Option on each anniversary of its date of grant, provided that you continue to be a director of the Company on such dates.

Termination Period:

      This Option may be exercised for three (3) months after you cease to be a director of the Company. This Option may be exercised for up to one (1) year following your death or Disability. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

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II. AGREEMENT

      1. Grant of Option. The Company hereby grants to you an option (this "OPTION") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall govern.

      2. Method of Exercise. Payment of the exercise price shall be by any of the following, or a combination thereof:

            (a) Cash or check;

            (b) Previously-owned Shares; or

            (c) Cashless exercise or same-day sale.

      3. Limited Transferability of Option. This Option may be transferred (i) to one or more or your Family Members (as defined below) or (ii) under a domestic relations order in settlement of marital property rights. "FAMILY Member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, and any other entity in which these persons (or you) own more than fifty percent of the voting interests.

      4. Term of Option. This Option may be exercised only during the Term set forth in the Notice of Grant, and may be exercised only in accordance with the Plan and the terms of this Option Agreement.

      5. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercising the Option. You may incur regular federal income tax liability upon exercise of the Option. You will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the shares underlying the exercised portion of the Option on the date of exercise over their aggregate exercise price.


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            (b) Disposition of Shares. If you hold the shares for at least one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes.

      6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. You have reviewed the Plan and this Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. You further agree to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                 DIGITAL IMPACT, INC.
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                                          William C. Park
                                          Chairman & Chief Executive Officer

Residence Address:


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